Exhibit 4.1

INDENTURE

Dated as of July 13, 2017

Between

J. CREW BRAND, LLC,

and

J. CREW BRAND CORP.,

as Issuers,

the Guarantors party hereto

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

13.00% SENIOR SECURED NOTES DUE 2021

TABLE OF CONTENT

		Page
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE		1

SECTION 1.01. SECTION 1.02. SECTION 1.03. SECTION 1.04. SECTION 1.05.	Definitions Other Definitions Incorporation by Reference of Trust Indenture Act Rules of Construction Acts of Holders	1 15 15 16 17

ARTICLE II THE NOTES		18

SECTION 2.01. SECTION 2.02. SECTION 2.03. SECTION 2.04. SECTION 2.05. SECTION 2.06. SECTION 2.07. SECTION 2.08. SECTION 2.09. SECTION 2.10. SECTION 2.11. SECTION 2.12. SECTION 2.13.

Form and Dating; Terms

Execution and Authentication

Registrar and Paying Agent

Paying Agent to Hold Money in Trust

Holder Lists

Transfer and Exchange

Replacement Notes

Outstanding Notes

Treasury Notes

Temporary Notes

Cancellation

Defaulted Interest

CUSIP/ISIN Numbers

		18 20 20 21 21 21 36 36 37 37 37 38 38

ARTICLE III REDEMPTION		38

SECTION 3.01. SECTION 3.02. SECTION 3.03. SECTION 3.04. SECTION 3.05. SECTION 3.06. SECTION 3.07. SECTION 3.08. SECTION 3.09.

Notices to Trustee

Selection of Notes to Be Redeemed

Notice of Redemption

Effect of Notice of Redemption

Deposit of Redemption Price

Notes Redeemed in Part

Optional Redemption

Mandatory Redemption

Term Loan Call Option

		39 39 39 40 40 41 41 41 41

i

ARTICLE IV COVENANTS	42

SECTION 4.01.

SECTION 4.02.

SECTION 4.03.

SECTION 4.04.

SECTION 4.05.

SECTION 4.06.

SECTION 4.07.

SECTION 4.08.

SECTION 4.09.

SECTION 4.10.

SECTION 4.11.

SECTION 4.12.

SECTION 4.13.

SECTION 4.14.

SECTION 4.15.

SECTION 4.16.

SECTION 4.17.

SECTION 4.18.

SECTION 4.19.

SECTION 4.20.

SECTION 4.21.

SECTION 4.22.

SECTION 4.23.

SECTION 4.24.

Payment of Notes

Maintenance of Office or Agency

Reports and Other Information

Compliance Certificate

Taxes

Stay, Extension and Usury Laws

Limitation on Restricted Payments

Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

Mergers, Consolidations, Sale of Assets and Acquisitions

Transactions with Affiliates

Liens

Company Existence

Offer to Repurchase Upon Change of Control

PIK Toggle Notes

[Reserved]

Further Assurances; Additional Security

Sale and Lease-back Transactions

Investments, Loans and Advances

Business

Limitation on Modifications of Organizational Documents and Certain Other Agreements

Subsidiaries

Intellectual Property; IP License Agreement

Parent Guarantor Covenant

42 43 43 45 46 46 46 47 48 48 49 49 51 51 53 54 54 54 54 55 55 55 55 55

ARTICLE V COLLATERAL AND SECURITY	55

SECTION 5.01. SECTION 5.02. SECTION 5.03. SECTION 5.04. SECTION 5.05. SECTION 5.06. SECTION 5.07. SECTION 5.08.

Security Interest

Recording and Opinions

After-Acquired Property

Release of Collateral

Authorization of Actions to Be Taken by the Trustee Under the Security Documents

Authorization of Receipt of Funds by the Trustee Under the Security Documents

Termination of Security Interest

Collateral Agent

56 56 56 56 57 58 58 58

ARTICLE VI	59

DEFAULTS AND REMEDIES	59

SECTION 6.01. SECTION 6.02. SECTION 6.03. SECTION 6.04. SECTION 6.05. SECTION 6.06. SECTION 6.07. SECTION 6.08. SECTION 6.09. SECTION 6.10. SECTION 6.11. SECTION 6.12. SECTION 6.13. SECTION 6.14.

Events of Default

Acceleration

Other Remedies

Waiver of Past Defaults

Control by Majority

Limitation on Suits

Rights of Holders to Receive Payment

Collection Suit by Trustee

Restoration of Rights and Remedies

Rights and Remedies Cumulative

Delay or Omission Not Waiver

Trustee May File Proofs of Claim

Priorities

Undertaking for Costs

		60 62 63 63 63 64 64 64 64 65 65 65 65 66

ARTICLE VII TRUSTEE		66

SECTION 7.01. SECTION 7.02. SECTION 7.03. SECTION 7.04. SECTION 7.05. SECTION 7.06. SECTION 7.07. SECTION 7.08. SECTION 7.09. SECTION 7.10. SECTION 7.11.

Duties of Trustee

Rights of Trustee

Individual Rights of Trustee

Trustee’s Disclaimer

Notice of Defaults

[Reserved]

Compensation and Indemnity

Replacement of Trustee

Successor Trustee by Merger, etc

Eligibility; Disqualification

Collateral Agent

		66 67 69 69 69 69 69 70 71 71 71

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE		71

SECTION 8.01. SECTION 8.02. SECTION 8.03. SECTION 8.04. SECTION 8.05. SECTION 8.06. SECTION 8.07.

Option to Effect Legal Defeasance or Covenant Defeasance

Legal Defeasance and Discharge

Covenant Defeasance

Conditions to Legal or Covenant Defeasance

Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions

Repayment to Issuers

Reinstatement

		72 72 72 73 75 75 75

ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER		76

SECTION 9.01. SECTION 9.02. SECTION 9.03. SECTION 9.04. SECTION 9.05. SECTION 9.06. SECTION 9.07.	Without Consent of Holders With Consent of Holders [Reserved] Revocation and Effect of Consents Notation on or Exchange of Notes Trustee to Sign Amendments, etc Payment for Consent	76 77 79 79 79 80 80

ARTICLE X GUARANTEES		80

SECTION 10.01. SECTION 10.02. SECTION 10.03. SECTION 10.04. SECTION 10.05. SECTION 10.06.	Guarantee Limitation on Guarantor Liability Execution and Delivery Subrogation Benefits Acknowledged Release of Guarantees	80 82 83 83 83 83

ARTICLE XI SATISFACTION AND DISCHARGE		84

SECTION 11.01. SECTION 11.02.	Satisfaction and Discharge Application of Trust Money	84 85

ARTICLE XII MISCELLANEOUS		85

SECTION 12.01.

SECTION 12.02.

SECTION 12.03.

SECTION 12.04.

SECTION 12.05.

SECTION 12.06.

SECTION 12.07.

SECTION 12.08.

SECTION 12.09.

SECTION 12.10.

SECTION 12.11.

SECTION 12.12.

SECTION 12.13.

SECTION 12.14.

SECTION 12.15.

SECTION 12.16.

SECTION 12.17.

Security Interest Absolute

Notices

Communication by Holders with Other Holders

Certificate and Opinion as to Conditions Precedent

Statements Required in Certificate or Opinion

Rules by Trustee and Agents

No Personal Liability of Directors, Officers, Employees and Stockholders

Governing Law

Waiver of Jury Trial

Force Majeure

No Adverse Interpretation of Other Agreements

Successors

Severability

Counterpart Originals

Table of Contents, Headings, etc

[Reserved]

U.S.A. Patriot Act

		85 85 87 87 87 88 88 88 88 88 88 88 88 88 89 89 89

EXHIBITS

Exhibit AForm of Note

Exhibit BForm of Certificate of Transfer

Exhibit CForm of Certificate of Exchange

Exhibit DSupplemental Guarantee Agreement

Exhibit EForm of Supplemental Indenture to be Delivered by any Future Guarantor

INDENTURE, dated as of July 13, 2017, among J. Crew Brand, LLC, a Delaware limited liability company (the “LLC Issuer”), J. Crew Brand Corp., a Delaware corporation, (the “Corporate Issuer” and, together with the LLC Issuer, the “Issuers”), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as Trustee and as Collateral Agent.

W I T N E S S E T H

WHEREAS, each of the Issuers has duly authorized the creation of an issue of $249,596,000 aggregate principal amount of the Issuers’ 13.00% Senior Secured Notes due 2021 (the “Initial Notes”);

WHEREAS, each of the Issuers and the Guarantors has duly authorized the execution and delivery of this Indenture (as defined herein); and

NOW, THEREFORE, the Issuers, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (i) the Initial Notes and (ii) the Additional Notes, if any.

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.Definitions

.

“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes issued to qualified institutional buyers and eligible for resale in reliance on Rule 144A.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Additional Notes Payment” means, without duplication for any prior Additional Notes Payment amounts previously distributed to holders of Notes and New Notes pursuant to Section 4.09 hereof or Section 4.09 of the New Notes Indenture, respectively, an amount equal to 10% of the amount by which the sum of (i) $249.596 million, plus (ii) the principal amount of any Additional Notes issued under Section 4.09(iii) hereof, plus (iii) the principal amount of any New Additional Notes issued under Section 4.09(iii) of the New Notes Indenture, in the aggregate, exceeds $250,000,000.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)1.0% of the principal amount of such Note; and

(2)the excess, if any, of (a) the present value at such Redemption Date of all required remaining scheduled principal and interest payments due on such Note through September 15, 2021 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Note, as calculated by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authorized Representative” means (i) in the case of the Notes Obligations or the Holders, the Trustee, (ii) in the case of the New Notes, the New Notes Trustee, and (iii) in the case of any additional Secured Parties that become subject to the Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Call Right Agreement” means the Call Right Agreement, dated as of the Issue date, between the Trustee, the New Notes Trustee and the administrative agent under the Term Loan Agreement.

“Capital Stock” means:

(1)in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Cash Equivalents” means:

(1)United States dollars, Euros or Canadian dollars;

(2)[reserved];

(3)readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4)certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000;

(5)repurchase obligations for underlying securities of the types described in clauses (3) and (4) above or clause (7) below entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;

(7)marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(8)readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition;

(9)investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA-(or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and

(10)investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (9) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into United States dollars as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)J. Crew Group ceases to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Capital Stock of IPCo; or

(2)the LLC Issuer ceases to directly own, beneficially and of record, 100% of the issued and outstanding Capital Stock of IPCo.

“Clearstream” means Clearstream Banking, Société Anonyme and its successors.

“Collateral” means all assets and properties as to which a Lien is granted, or purported to be granted, pursuant to any Security Document to secure any Notes Obligations.

“Collateral Agent” means U.S. Bank National Association, as collateral agent, acting in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successor thereto in such capacity.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuers.

“Custodian” means the Trustee, as custodian with respect to the Notes, each in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A attached hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Euroclear” means Euroclear Bank S. A./N.  V., as operator of the Euroclear system, and its successors.

“Euros” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” means the offer to exchange the PIK Toggle Notes for Exchange Offer Notes and other consideration, conducted by the Issuers pursuant to that certain Offering Memorandum and Consent Solicitation Statement, dated as of June 12, 2017, as amended and supplemented from time to time.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Subsidiary of such Foreign Subsidiary.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

“GAAP” means generally accepted accounting principles in the United States of America which are in effect on the Issue Date.  For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiaries.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A attached hereto, issued in accordance with Section 2.01, 2.06(b) or 2.06(d) hereof.

“Government Securities” means securities that are:

(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture and the Notes.

“Guarantor” means each of the Parent Guarantor and the Subsidiary Guarantors, and any other Person that Guarantees the Notes in accordance with the terms of this Indenture.  For the Avoidance of doubt, the Supplemental Guarantor shall not be, or be deemed, a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Obligations, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all guarantees by such person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning assigned to it in the recitals to this Indenture.

“Intellectual Property” shall have the meaning assigned to such term in the Security Agreement.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date, among the Issuers, the Guarantors, the Collateral Agent, the Trustee, the New Notes Trustee, and each additional Authorized Representative from time to time party thereto, as amended, supplemented or otherwise modified from time to time.

“Interest Payment Date” means March 15 and September 15 of each year, commencing September 15, 2017, to stated maturity; or, if such date is not a Business Day, the next succeeding Business Day.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency.

“IP Collateral” has the meaning set forth in the Security Agreement.

“IP License Agreement” shall mean collectively, (i) that certain Intellectual Property License Agreement, dated as of December 6, 2016, by and among IPCo, J. Crew International, Inc., and J. Crew Operating Corp., as amended and restated as of the Issue Date, as may be further amended, amended and restated, supplemented or otherwise modified from time to time and (ii) that certain Intellectual Property License Agreement, dated as of the Issue Date, by and among IPCo, J. Crew International, Inc., and J. Crew Operating Corp., as amended, amended and restated, supplemented or otherwise modified from time to time, and each of the foregoing, individually, an “IP License Agreement”.

“IPCo” means J. Crew Domestic Brand, LLC, a Delaware limited liability company.

“Issue Date” means the date of original issuance of the Notes under this Indenture.

“Issue Date Transactions” means the entry by the Issuers into this Indenture and the issuance of the Initial Notes hereunder and the making of loans to J. Crew Group in the aggregate amount of $119,590,000, reflecting proceeds received from the sale of the New Notes and  certain payments received on the Issue Date under the IP License Agreement.

“Issuers” has the meaning set forth in the preamble hereto.

“Issuers’ Order” means a written request or order signed on behalf of the Issuers by an Officer of each of the Issuers, and delivered to the Trustee.

“J. Crew Group” means J. Crew Group, Inc., a Delaware corporation.

“Junior Lien Obligations” means any Series of Indebtedness secured by Liens on Collateral ranking second or junior in lien priority to the Liens on Collateral securing the Notes Obligations.

“Junior Lien Secured Parties” means the holders of any Junior Lien Obligations and any Authorized Representative with respect thereto.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or place of payment.

“Licensed Marks” shall have the meaning assigned to such term in the IP License Agreement.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“New Additional Notes” means additional New Notes issued under the New Notes Indenture in accordance with Sections 2.02 and 4.09(iii) thereof.

“New Notes Indenture” means the Indenture, dated as of the Issue Date, pursuant to which the New Notes were issued.

“New Notes” means the notes issued by the Issuers pursuant to an indenture, dated the Issuer Date, between the Issuers, the Guarantors and U.S. Bank National Association, as trustee and collateral agent thereunder in connection with that certain Purchase Agreement, dated as of June 12, 2017, between the Issuers, the Guarantors and the other parties thereto.

“New Notes Trustee” means the trustee under the indenture governing the New Notes.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and any Additional Notes that are authenticated and delivered under this Indenture. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of this Indenture, (i) all references to the “Notes” shall include the Initial Notes and any Additional Notes that are actually issued, and (ii) references to “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes as a result of the issuance of Additional Notes.

“Notes Documents” means this Indenture, the Security Documents and the Notes.

“Notes Obligations” means Obligations in respect of the Notes, including for the avoidance of doubt, Obligations in respect of Guarantees thereof, this Indenture and the Security Documents.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.  Unless the context requires otherwise, “Officer” refers to an Officer of each of the Issuers.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person, that meets the requirements set forth in this Indenture.  Unless the context requires otherwise, “Officer’s Certificate” refers to an Officer’s Certificate of each of the Issuers.

“OID Legend” means the legend set forth in Section 2.06(g)(iv) hereof, which is required to be placed on all Notes issued under this Indenture that may have more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuers or the Trustee (other than counsel to the Trustee in its capacity as the Trustee under this Indenture).

“Parent Guarantor” means J. Crew Brand Intermediate, LLC, a Delaware limited liability company.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Member State” means each state so described in any EMU Legislation.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (1) such Indebtedness: (a) has a weighted average life to maturity at the time such Permitted Refinancing Indebtedness is incurred that is not less than the shorter of (i) the remaining weighted average life to maturity of the Indebtedness being Refinanced and (ii) the weighted average life to maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the maturity date of the Notes were instead due on such date one year following the maturity date of the Notes; (b) has a stated final maturity that is not earlier than 91 days following the maturity date of the Notes and (c) shall not have any scheduled payment of principal prior to 91 days following the maturity date of the Notes; (2) (a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Indebtedness being so extended, replaced, refunded, refinanced, renewed or defeased; (b) following such extension, refinancing, renewal, replacement, defeasance or refund, and giving effect thereto, the amount of interest projected by the Issuers to be due annually on all outstanding Indebtedness of the Issuers and the Guarantors would not exceed the annual payment amounts projected by the Issuers under the IP License Agreement as of the date of incurrence, and (c) to the extent such Permitted Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases Indebtedness subordinated to the Notes or any Guarantee thereof, such Permitted Refinancing Indebtedness is subordinated to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Toggle Notes” means the 7.75%/8.50% Senior PIK Toggle Notes due 2019 (as amended, supplemented or otherwise modified from time to time) issued by Chinos Intermediate Holdings A, Inc., a Delaware corporation and the indirect parent holding company of J.Crew Group (the “PIK Toggle Notes Issuer”), pursuant to the indenture, dated as of November 4, 2013, between the PIK Toggle Notes Issuer and U.S. Bank National Association, as the trustee thereunder (the “PIK Toggle Notes Trustee”) (as such indenture may be amended, supplemented or otherwise modified from time to time) (the “PIK Toggle Notes Indenture”).

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” for the interest payable on any applicable Interest Payment Date means the March 1 and September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A attached hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the applicable Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A attached hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Period” means, in respect of any Note issued pursuant to Regulation S, the 40-day distribution compliance period as defined in Regulation S applicable to such Note.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” shall mean the “Secured Parties” as defined in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement in respect of the Notes, dated as of the Issue Date, between the Issuers, the Guarantors and the Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” shall mean the collateral agreement, each of the security agreements (including the Security Agreement), pledge agreements, collateral assignments and mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 4.17 or otherwise in favor of the Collateral Agent for purposes of creating the security interests in the Collateral and securing the Notes Obligations, and the Intercreditor Agreement.

“Series” means (a) with respect to the Junior Lien Secured Parties, each Junior Lien Secured Party that is or becomes subject to the Intercreditor Agreement on or after the date hereof that is represented by a common Authorized Representative (in its capacity as such for such Junior Lien Secured Parties) and (b) with respect to any Junior Lien Obligations, the Junior Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Junior Lien Obligations).

“Special Purpose Entity” shall mean, (1) in the case of each of the LLC Issuer and the Guarantors, a limited liability company and (2), in the case of the Corporate Issuer, a corporation that, in each case, since the date of its formation and at all times on and after the date hereof, (i) shall be organized solely for the purpose of (a) owning the Licensed Marks, (b) entering into and performing its obligations under the IP License Agreement, (c) entering into and performing its obligations under this Indenture and the other Notes Documents (and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) and (d) holding any Permitted Investments (the foregoing (a) through (d), the “Permitted Activities”), (ii) shall not engage in any business unrelated to the Permitted Activities, (iii) shall not have any assets other than the Licensed Marks and Permitted Investments, (iv) shall have no Indebtedness other than Permitted Indebtedness and (v) shall operate as an entity with assets and liabilities distinct from those of any of its Affiliates, provided that nothing in this clause (v) shall prohibit the granting of any licenses or sublicenses of Intellectual Property of the Issuers and the Guarantors to any Affiliate in the ordinary course of business provided that such grant is properly documented.

“Subsidiary” means, with respect to any Person:

(1)any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)any partnership, joint venture, limited liability company or similar entity of which

(a)more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means, each of IPCo and J. Crew International Brand, LLC, a Delaware limited liability company.

“Supplemental Guarantee” means the guarantee by the Supplemental Guarantor of the payment obligations of the Issuers under this Indenture and the Notes pursuant to the Supplemental Guarantee Agreement.

“Supplemental Guarantee Agreement” means the Supplemental Guarantor Agreement, dated as of the Issue, between the Trustee and the Supplemental Guarantor, in the form attached hereto as Exhibit D.

“Supplemental Guarantor” means Chinos Intermediate Holdings A, Inc., and any successor thereto.

“Term Loan Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 5, 2014, by and among, inter alios, Chinos Intermediate Holdings B, Inc., a Delaware corporation, J. Crew Group, Inc., as borrower, the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB, as administrative agent (as successor in such capacity to Bank of America, N.A.), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 15, 2021; provided that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

SECTION 1.02.Other Definitions

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Term	Defined in Section
“Applicable Premium Deficit”	8.04
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Interest Period”	Exhibit A
“Legal Defeasance”	8.02
“Note Register”	2.03
“Paying Agent”	2.03
“Permitted Activities”	1.01
“Permitted Liens”	4.12
“Permitted Investments”	4.19
“Purchased PIK Toggle Notes”	4.15
“Redemption Date”	3.01
“Registrar”	2.03
“Restricted Payments”	4.07

SECTION 1.03.Incorporation by Reference of Trust Indenture Act

.  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security Holder” means a Holder of a Note;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.  For the avoidance of doubt, the Issuers shall not be required to qualify this Indenture under the Trust Indenture Act.

SECTION 1.04.Rules of Construction

.  Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)“or” is not exclusive;

(d)the words “including,” “includes” and similar words shall be deemed to be followed by without limitation;

(e)words in the singular include the plural, and in the plural include the singular;

(f)“will” shall be interpreted to express a command;

(g)provisions apply to successive events and transactions;

(h)references to sections of, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(i)unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(j)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(k)the principal amount of any Preferred Stock at any time shall be (i) the maximum liquidation value of such Preferred Stock at such time or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock at such time, whichever is greater; and

(l)words used herein implying any gender shall apply to both genders.

SECTION 1.05.Acts of Holders

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(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)The ownership of Notes shall be proved by the Note Register.

(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e)The Issuers may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.  Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)Without limiting the generality of the foregoing, a Holder, including DTC, that is a Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and any Person, that is a Holder of a Global Note, including DTC, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(h)The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Article II

THE NOTES

SECTION 2.01.Form and Dating; Terms

.

(a)General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issued initially in minimum denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

(b)Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)Temporary Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Following (i) the termination of the applicable Restricted Period and (ii) the receipt by the Trustee of (A) a certification or other evidence in a form reasonably acceptable to the Issuers of non-United States beneficial ownership of 100% of the aggregate principal amount of each Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof) and (B) an Officer’s Certificate from the Issuers, the Trustee shall remove the Regulation S Temporary Global Note Legend from the Regulation S Temporary Global Note, following which temporary beneficial interests in the Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.

The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)Terms.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is subject to Section 4.09.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.14 hereof.  The Notes shall not be redeemable, other than as provided in Article III hereof.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes (except that interest may accrue on the Additional Notes from their date of issuance (or such other date specified by the Issuers)); provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.09 hereof; provided, further, that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a different CUSIP number (or other applicable identifying number). Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(e)[Reserved].

(f)Euroclear and Clearstream Applicable Procedures.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream and this Indenture shall not govern such transfers.

SECTION 2.02.Execution and Authentication

.  At least one Officer of each of the Issuers shall execute the Notes on behalf each of the Issuers by manual, facsimile or electronic (in “.pdf” format) signature.

If an Officer of any of the Issuers whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuers’ Order (an “Authentication Order”), authenticate and deliver the Initial Notes in the aggregate principal amount or amounts specified in such Authentication Order.  In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03.Registrar and Paying Agent

.  The Issuers shall maintain in the United States (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The registered Holder of a Note will be treated as the owner of the Note for all purposes.  Only registered Holders shall have rights under this Indenture and the Notes.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agents.  The Issuers initially appoint the Trustee as Paying Agent.  The Issuers may change any Paying Agent or Registrar without prior notice to any

Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall, to the extent that it is capable, act as such.  The Issuers or any of their domestic Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes representing the Notes.

The Issuers initially appoint the Trustee to act as the Registrar for the Notes.

SECTION 2.04.Paying Agent to Hold Money in Trust

.  The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money.  If either of the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.Holder Lists

.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.06.Transfer and Exchange

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(a)Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (A) the Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuers within 120 days, (B) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes (although Regulation S Temporary Global Notes at the Issuers’ election pursuant to this clause may not be exchanged for Definitive Notes prior to (1) the expiration of the applicable Restricted Period and (2) the receipt of any certificate required pursuant to Rule 903(b)(3)(ii)(B)) or (C) upon the request of the Depositary if there shall have occurred and be continuing an Event of Default with respect to the Notes.  Upon the occurrence of any of the events in clauses (A), (B) or (C) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the events in (A), (B) or (C) above and pursuant to Section 2.06(c) hereof.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A or another available exemption from the registration requirements of the Securities Act.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period therefor and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B).  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A)[Reserved];

(B)[Reserved];

(C)[Reserved];

(D)the Registrar receives the following:

(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an

Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clauses (A), (B) and (C) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)if such beneficial interest is being transferred to the Issuers or a Guarantor, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B), except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (A) of Section 2.06(a) hereof and if:

(A)[Reserved];

(B)[Reserved];

(C)[Reserved];

(D)the Registrar receives the following:

(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (l)(b) thereof; or

(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clauses (A), (B) and (C) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such Restricted Definitive Note is being transferred to a Non- U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)[Reserved];

(B)[Reserved];

(C)[Reserved];

(D)the Registrar receives the following:

(1)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)[Reserved];

(B)[Reserved];

(C)[Reserved];

(D)the Registrar receives the following:

(1)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Issuers so request, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)[Reserved]

(g)Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)Private Placement Legend.

(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) IN RELIANCE ON [RULE 144A/REGULATION S] THREUNDER, AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST) OR (2) TO THE ISSUERS OR A GUARANTOR AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

BY ACQUIRING THE SECURITY EVIDENCED HEREBY OR ANY INTEREST THEREIN, EACH INITIAL HOLDER  IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY OR ANY INTEREST THEREIN  EITHER (A) IT IS NOT ACQUIRING THE SECURITY OR ANY INTEREST THEREIN FOR OR ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS SECURITY OR ANY INTEREST THEREIN WILL NOT BE AND WILL NOT BE ACTING ON BEHALF OF) (I) ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE (INCLUDING AN INDIVIDUAL RETIREMENT ARRANGEMENT UNDER SECTION 408 OF THE CODE), OR (III) ANY ENTITY OF WHICH THE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY PLANS DESCRIBED IN THE FOREGOING CLAUSES (I) OR (II) (AS DETERMINED PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATIONS, AS MODIFIED BY SECTION 3(42) OF ERISA) (AN “ERISA PLAN”), OR (IV) ANY PLAN, SUCH AS A FOREIGN PLAN, GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) THAT IS NOT SUBJECT TO TITLE I OF ERISA, BUT THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, FOREIGN OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), OR (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY OR ANY INTEREST THEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION UNDER ANY SIMILAR LAWS.  BY ACQUIRING THE SECURITY EVIDENCED HEREBY OR ANY INTEREST THEREIN, EACH TRANSFEREE  IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY OR ANY INTEREST THEREIN  EITHER (A) IT IS NOT ACQUIRING THE SECURITY OR ANY INTEREST THEREIN FOR OR ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS SECURITY OR ANY INTEREST THEREIN WILL NOT BE AND WILL NOT BE ACTING ON BEHALF OF) (I) ANY ERISA PLAN  OR (II) ANY PLAN, SUCH AS A FOREIGN PLAN, GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) THAT IS NOT SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, BUT THAT IS SUBJECT TO SIMILAR LAWS, OR (B) IF IT IS SUCH A FOREIGN PLAN, GOVERNMENTAL PLAN OR CHURCH PLAN, THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY OR ANY INTEREST THEREIN WILL NOT CONSTITUTE A NON-EXEMPT VIOLATION UNDER ANY SIMILAR LAWS.   IF THE INITIAL HOLDER OF THE SECURITY EVIDENCED HEREBY OR ANY INTEREST THEREIN IS AN ERISA PLAN, THEN AT ANY TIME WHEN REGULATION 29 C.F.R. SECTION 2510.3-21, AS MODIFIED IN 2016, IS APPLICABLE, THE FIDUCIARY MAKING THE DECISION TO INVEST IN THIS SECURITY ON SUCH HOLDER’S BEHALF WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT (A) IS A BANK, INSURANCE COMPANY, REGISTERED INVESTMENT ADVISER, BROKER-DEALER OR OTHER PERSON WITH FINANCIAL EXPERTISE, IN EACH CASE AS DESCRIBED IN 29 C.F.R. SECTION 2510.3-21(c)(1)(i); (B) IS AN INDEPENDENT PLAN FIDUCIARY WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-21; (C) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES; (D) IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION AND (E) IS NOT PAYING ANY FEE OR OTHER COMPENSATION TO PARENT, THE OLD NOTES ISSUER, THE COMPANY, THE NEW NOTES CO-ISSUERS, THE GUARANTORS, THE EXCHANGE AGENT, THE INFORMATION AGENT, THE OLD NOTES TRUSTEE (OR ITS AGENTS), THE AD HOC CREDITORS OR THE DEALER MANAGER FOR INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE TRANSACTION.  IN ADDITION, SUCH FIDUCIARY WILL BE DEEMED TO ACKNOWLEDGE AND AGREE THAT IT (I) HAS BEEN INFORMED (AND IT IS HEREBY EXPRESSLY CONFIRMED) THAT NONE OF PARENT, THE OLD NOTES ISSUER, THE COMPANY, THE NEW NOTES CO-ISSUERS, THE GUARANTORS, THE EXCHANGE AGENT, THE INFORMATION AGENT, THE OLD NOTES TRUSTEE (OR ITS AGENTS), THE AD HOC CREDITORS OR THE DEALER MANAGER, OR OTHER PERSONS THAT PROVIDE MARKETING SERVICES, NOR ANY OF THEIR AFFILIATES, HAS PROVIDED, AND NONE OF THEM WILL PROVIDE, IMPARTIAL INVESTMENT ADVICE AND THEY ARE NOT GIVING ANY ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH ITS ACQUISITION OF THIS SECURITY OR INTEREST THEREIN, AND (II) HAS RECEIVED AND UNDERSTANDS THE DISCLOSURE OF THE EXISTENCE AND NATURE OF THE FINANCIAL INTERESTS CONTAINED IN THE OFFERING MEMORANDUM AND RELATED MATERIALS. EACH HOLDER OF THE SECURITY EVIDENCED HEREBY OR ANY INTEREST THEREIN, WHETHER AN INITIAL HOLDER OR TRANSFEREE, WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY INTEREST THEREIN OTHER THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE REPRESENTATIONS, WARRANTIES AND AGREEMENTS APPLICABLE TO TRANSFEREES WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY.

(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii) or (e)(ii),

(e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)Global Note Legend.  Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii)Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR

TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(iv)OID Legend.  Each Note that may have more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

THIS NOTE MAY BE ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES.  UPON WRITTEN REQUEST, THE ISSUERS WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION:  (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, IF ANY, AND (3) THE YIELD TO MATURITY OF THE NOTE.  HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUERS AT 770 BROADWAY, NEW YORK, NY 10003.

(h)Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)General Provisions Relating to Transfers and Exchanges.

(i)To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers shall require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.14 and 9.05 hereof).

(iii)The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes to be redeemed under Section 3.03 hereof and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange a Note between a Record Date with respect to such Note and the next succeeding Interest Payment Date with respect to such Note, (C) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (D) to register the transfer of or to exchange any Notes tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.

(iv)Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(v)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02 hereof, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)At the option of the Holder, subject to Section 2.06(a) hereof, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with Section 2.02 hereof.

(ix)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar and/or the Issuers pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically (in “.pdf” format).

(x)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 2.07.Replacement Notes

.  If (i) any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers or (ii) each of the Trustee and the Issuers receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, then the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.Outstanding Notes

.  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding.

Any Notes acquired by any of the Issuers or the Guarantors or by any Affiliate of the Issuers or a Guarantor shall be cancelled pursuant to Section 2.11 (and, if not cancelled by the Issuers, shall be deemed to be cancelled) and be deemed to be no longer outstanding under this Indenture; provided that the foregoing shall not apply to any Additional Notes initially issued pursuant to Section 4.09(iii) hereof to any such Affiliate or held by any transferee of such Affiliate that is an Affiliate of such Affiliate (the foregoing proviso to only be applicable so long as such Additional Notes are held by such Affiliate or Transferee).

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers or a Guarantor or an Affiliate of the Issuers or a Guarantor) holds, on a Redemption Date or maturity date, money sufficient to pay Notes (or portions thereof) payable on that date, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.Treasury Notes

.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or a Guarantor or by any Affiliate of the Issuers or a Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to such pledged Notes and that the pledgee is not the Issuers or a Guarantor or any Affiliate of the Issuers or a Guarantor.

SECTION 2.10.Temporary Notes

.  Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

SECTION 2.11.Cancellation

.  The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Evidence of the cancellation of all surrendered Notes shall be delivered to the Issuers at the Issuers’ written request.  The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

If any of the Issuers or the Guarantors or any Affiliate of the Issuers or a Guarantor shall acquire any of the Notes, the Issuers shall deliver such Notes to the Trustee for cancellation (and, if not so delivered for cancellation, shall be deemed to be cancelled); provided that the foregoing shall not apply to any Additional Notes initially issued pursuant to Section 4.09(iii) hereof to any such Affiliate or held by any transferee of such Affiliate that is an Affiliate of such Affiliate (the foregoing proviso to only be applicable so long as such Additional Notes are held by such Affiliate or Transferee).

SECTION 2.12.Defaulted Interest

.  If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Issuers of any such special record date.  At least 15 days before any such special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed, first-class postage prepaid, or otherwise deliver in accordance with the Applicable Procedures, to each Holder, with a copy to the Trustee, a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13.CUSIP/ISIN Numbers

.  The Issuers in issuing the Notes may use CUSIP and ISIN numbers (in each case, if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Article III

REDEMPTION

SECTION 3.01.Notices to Trustee

.  If the Issuers elect to redeem the Notes pursuant to Section 3.07 hereof, the Issuers shall furnish to the Trustee, at least two Business Days (unless a shorter period shall be agreed to by the Trustee) before notice of redemption is required to be delivered to Holders pursuant to Section 3.03 hereof, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the date of redemption (the “Redemption Date”), (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.Selection of Notes to Be Redeemed

.  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed (a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee shall deem fair and appropriate in accordance with the Applicable Procedures of the Depositary. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes of $2,000 or less may be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption

SECTION 3.03.Notice of Redemption

.  The Issuers shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII or Article XI hereof.

The notice shall identify the Notes to be redeemed and shall state:

(a)the Redemption Date;

(b)the redemption price;

(c)if any Definitive Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder upon cancellation of the original Note;

(d)the name and address of the Paying Agent;

(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)the CUSIP and ISIN number, if any, printed on the Notes being redeemed and that no representation is made as to the correctness or accuracy of any such CUSIP and ISIN number that is listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided that the Issuers shall have delivered to the Trustee, at least five days before notice of redemption is required to be delivered to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

If any Notes are listed on an exchange, and the rules of such exchange so require, the Issuers will notify the exchange of any such redemption and, if applicable, of the principal amount of any Notes outstanding following any partial redemption of Notes. The Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

SECTION 3.04.Effect of Notice of Redemption

.  Once notice of redemption is delivered in accordance with Section 3.03 hereof, subject to satisfaction of any conditions precedent relating thereto, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price.  The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to deliver such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05 hereof, on and after the Redemption Date, interest shall cease to accrue on Notes or portions of Notes called for redemption.

SECTION 3.05.Deposit of Redemption Price

.

(a)Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that Redemption Date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b)If the Issuers comply with the provisions of the preceding paragraph (a), on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.Notes Redeemed in Part

. Upon surrender of a Definitive Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same indebtedness to the extent not unredeemed; provided that each new Note will be in a principal amount of $2,000 and any integral multiple of $1,000 in excess of $2,000.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

SECTION 3.07.Optional Redemption

.

(a)At any time prior to the maturity date of the Notes, the Issuers may, at their option and on one or more occasions, redeem all or any portion of the Notes, upon notice as described under Section 3.03 hereof at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes redeemed, plus (ii) the Applicable Premium as of the Redemption Date plus (iii) accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)[Reserved].

(c)Except pursuant to clause (a) of this Section 3.07, the Notes will not be redeemable at the Issuers’ option prior to the maturity date thereof.

(d)[Reserved].

(e)[Reserved].

(f)Any redemption pursuant to this Section 3.07 shall be made pursuant to Sections 3.01 through 3.06 hereof.

SECTION 3.08.Mandatory Redemption

.  The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.  However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described in Section 4.14 hereof.

SECTION 3.09.Term Loan Call Option

.

Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Call Right Agreement, and authorizes and directs the Trustee to enter into the Call Right Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith. All of the rights, protections and immunities, including the right to indemnification, granted to the Trustee in Article VII hereof shall be equally applicable to the Trustee in connection with its performance of its obligations and its exercise of its rights under the Call Right Agreement.

Upon the occurrence of a Purchase Event (as defined in the Call Right Agreement), to the extent the administrative agent under the Term Loan Agreement timely delivers a Call Right Election Notice (as defined in the Call Right Agreement) pursuant to the terms of the Call Right Agreement, the Trustee shall give notice to the Holders of the occurrence thereof, and, upon payment to the Trustee of the required purchase price specified in the Call Right Agreement by the purchase date set therefor (in accordance with the terms of the Call Right Agreement), the Trustee will comply with the terms of the Call Right Agreement.  The Trustee shall be protected with respect to any actions it takes under the Call Right Agreement pursuant to the terms of the Indenture.

During the pendency of any Call Right Notice Period (as defined in the Call Right Agreement), the Trustee and the Collateral Agent shall not, and by holding any Notes, the Holders agree not to, take any enforcement action or exercise of remedies with respect to the IP License Agreement or the Intellectual Property of the Issuers and the Guarantors, and the Trustee and the Collateral Agent shall, and by holding any Notes, the Holders agree to, terminate any existing enforcement action or exercise of remedies with respect to the IP License Agreement or the intellectual property of the Issuers and the Guarantors, to the extent commenced prior to the commencement of the Call Right Notice Period.

Article IV

COVENANTS

SECTION 4.01.Payment of Notes

.

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or an Affiliate of the Issuers, holds as of 11:00 a.m. New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.Maintenance of Office or Agency

.  The Issuers shall maintain the offices or agencies (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) required under Section 2.03 hereof where Notes may be surrendered for registration of transfer or for exchange or presented for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain such offices or agencies as required by Section 2.03 hereof for such purposes.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

SECTION 4.03.Reports and Other Information

.

(a)The Issuers shall make available to the Trustee and Holders of the Notes (without exhibits):

(i)within 90 days after the end of each fiscal year (commencing with the fiscal year ending January 27, 2018), annual reports containing substantially all of the information required to be contained in an Annual Report on Form 10-K of J. Crew Group if J. Crew Group had been a reporting company under the Exchange Act; provided, that the foregoing shall not require the provision of the information otherwise required to be presented by reporting companies under the Exchange Act pursuant to Part III of Form 10-K except for such information as would be required by Item 401 of Regulation S-K (other than the information required by subsections (c) and (g) of such item), Item 403(a) of Regulation S-K and Item 404 of Regulation S-K (assuming a transaction threshold of $2,000,000 rather than $120,000 and other than information with respect to employment and compensation arrangements and the information required by Item 404(b));

(ii)within 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending July 29, 2017), reports containing substantially all of the information required to be contained in a Quarterly Report on Form 10-Q of J. Crew Group if J. Crew Group had been a reporting company under the Exchange Act;

(iii)within the later of 15 days after the occurrence of the specified event or within five (5) Business Days of the date on which an event would have been required to be reported on a Form 8-K (as in effect on the Issue Date), information with respect to J. Crew Group pursuant to Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.06 (Material Impairment), 4.01 (Changes in Registrant’s Certifying Accountants), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant) 5.02(a),(b), (c) (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers) (other than any information relating to compensation arrangements with any directors or officers) and 9.01(a) (Financial Statements and Exhibits, but only with respect to historical financial statements relating to transactions required to be reported pursuant to Item 2.01 and involving acquisitions of Persons) of a Current Report on Form 8-K (as in effect of the Issue Date); provided, however, that (a) no such report or information will be required to be so delivered if either the LLC Issuer or the Parent Guarantor, as applicable, determines in good faith that such event is not material to the Holders or the business, assets, operations or financial condition of the Issuers and the Guarantors, taken as a whole and (b) trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of the Issuers may be excluded from disclosures;

(iv)within 90 days after the end of each fiscal year of the Parent Guarantor ending after the Issue Date, the consolidated financial statements of the of the Parent Guarantor for such year prepared in accordance with GAAP, together with a report thereon by the Parent Guarantor’s independent auditors, or in lieu thereof, included within the audited financial statements included in the report referred to in clause (i) above, consolidating financial statements that separately present the consolidated financial income statement and balance sheet information of the Parent Guarantor and its subsidiaries; and

(v)within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Parent Guarantor, beginning with the first such fiscal quarter ending after the Issue Date, the consolidated financial statements of the Parent Guarantor for such quarter prepared in accordance with GAAP, or in lieu thereof, included within the unaudited quarterly financial statements included in the report referred to in clause (ii) above, consolidating financial statements that separately present the consolidated financial income statement and balance sheet information of the Parent Guarantor and its subsidiaries;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the LLC Issuer and the Parent Guarantor shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee, including by posting such information on a password protected online data system requiring user identification or the website of the LLC Issuer or the Parent Guarantor or any of their direct or indirect parent companies (which may be password protected so long as the password is made promptly available by the Issuers to the Trustee, the Holders of the Notes and such prospective purchasers upon request); provided, further, that such reports required pursuant to clauses (i), (ii) and (iii) of this Section 4.03(a) (A) shall not be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, as amended, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) shall not be required to comply with Items 402, 403, 406 and 407 of Regulation S-K promulgated by the SEC, (C) shall not be required to comply with Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC, (D) shall not be required to include any segment or business unit level financial information and (E) shall not be required to include any exhibits that would have been required to be filed pursuant to Item 601 of Regulation S-K promulgated by the SEC.  In addition, to the extent not satisfied by the foregoing, the Issuers agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b)[Reserved].

(c)[Reserved].

(d)[Reserved].

(e)To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided, the Issuers will be deemed to have satisfied their obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

(f)The Trustee shall have no responsibility to determine whether any information has been posted on any website.

SECTION 4.04.Compliance Certificate

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(a)The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuers and the Guarantors during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture during such fiscal year and neither is in Default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b)When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuers gives any notice or takes any other action with respect to a claimed Default, the Issuers shall promptly (which shall be no more than ten (10) Business Days after becoming aware of such Default) deliver to the Trustee by registered or certified mail or by electronic (in “.pdf” format) or facsimile transmission an Officer’s Certificate specifying such event and what action the Issuers propose to take with respect thereto.

SECTION 4.05.Taxes

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The Issuers and the Guarantors shall pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate actions or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

The LLC Issuer shall at all times qualify to be treated, and will be treated, as a corporation for United States tax purposes.

SECTION 4.06.Stay, Extension and Usury Laws

.  The Issuers and each Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each Guarantor hereby expressly waive (to the extent that they may lawfully do so) all benefit or advantage of any such law, and covenant (to the extent that they may lawfully do so) that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.Limitation on Restricted Payments

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(a)None of the Issuers or the Guarantors will, directly or indirectly, declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than (I) dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the Person paying such dividends or distributions and (II) dividends or distributions payable in cash to the Issuers) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its respective Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the Person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”); provided, however, that, so long as no Event of Default has occurred and is continuing, IPCo and the Issuers may make the following cash Restricted Payments to J. Crew Operating Corp. (or any direct or indirect parent company of IPCO or the Issuers that (1) is a Subsidiary of J. Crew Operating Corp. and (2) (x) is a “Guarantor” (as defined in the Term Loan Agreement) under the Term Loan Agreement or (y) contemporaneously causes all such cash to be distributed to another direct or indirect parent company of IPCo or the Issuers that meets the conditions specified in clause (1) and (2)(x) above):

(i)any cash amount, provided that:

(A)no such payment shall be made during the period between (x) the earlier of the specified due date of any semi-annual Payment in respect of the License Fee (each as defined in the IP License Agreement) and the actual date of payment of such Payment (in each case, including such dates) and (y) the later of the dates of the next immediate interest payments on the Notes, the New Notes, any Indebtedness incurred pursuant to Section 4.09(iii) hereof or in the New Notes Indenture, and any Permitted Refinancing Indebtedness following such date and the date such interest payment is actually made (in each case, including such dates), and

(B)to the extent any of the Issuers or the Guarantors receives any prepayment or early payment of a Payment in respect of the License Fee (each as defined in the IP License Agreement) prior to its scheduled due date specified in the IP License Agreement, the Issuers shall hold the amount of any such prepayment or early payment in an escrow account for the benefit of the Trustee on behalf of the Holders until the later of the specified due date of such Payment in its entirety or the date such Payment in its entirety is actually made; and

(ii)any Restricted Payment made in cash on the Issue Date in connection with the Issue Date Transactions.

SECTION 4.08.Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors

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(a)The Issuers and the Guarantors will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary Guarantor to:

(1)(a)pay dividends or make any other distributions to the Issuers or any Subsidiary Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b)pay any Indebtedness owed to the Issuers or any Subsidiary Guarantor;

(2)make loans or advances to the Issuers or any Subsidiary Guarantor; or

(3)sell, lease or transfer any of its properties or assets to the Issuers or any Subsidiary Guarantor.

(b)The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)this Indenture, the Notes, the guarantees thereof and the other Notes Documents;

(2)the Exchange Offer Indenture, the Exchange Offer Notes, the guarantees thereof and the security and collateral documents related thereto;

(3)applicable law or any applicable rule, regulation or order;

(4)customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business; and

(5)restrictions arising in connection with cash or other deposits permitted under Section 4.12 hereof.

SECTION 4.09.Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

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None of the Issuers or the Guarantors will, incur, create, assume or permit to exist any Indebtedness, except (i) Indebtedness created hereunder and under the other Notes Documents (but excluding any Additional Notes), (ii) Indebtedness outstanding under the Exchange Offer Notes and guarantees thereof, (iii) during the 90 day period preceding the maturity of the PIK Toggle Notes, Indebtedness in the form of Additional Notes issued hereunder or New Additional Notes issued under the New Notes Indenture not to exceed an aggregate principal amount (the “Additional Debt Amount”) such that, after giving regard to any original issue discount thereon not in excess of 25%, would result in proceeds to the Issuers equal to the sum of (x) the aggregate principal amount of the PIK Toggle Notes immediately outstanding following the consummation of the Exchange Offer (excluding the Purchased PIK Toggle Notes) plus (y) all accreted interest thereon through the maturity date thereof pursuant to the terms thereof as in effect on the Issue Date plus (z) an amount equal to the Additional Notes Payment, and (iv) with respect to any of the foregoing clauses (i) through (iii), any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (“Permitted Indebtedness”); provided, however, that the Issuers shall distribute the Additional Notes Payment on or promptly after the date of incurrence of any Indebtedness pursuant to clause (iii) hereof, in cash, as a premium, pro rata among all holders of the Notes (excluding, to the extent practicable, any Additional Notes) and any New Notes (excluding, to the extent practicable, any New Additional Notes) as of the date of such incurrence.

SECTION 4.10. Mergers, Consolidations, Sale of Assets and Acquisitions

. None of the Issuers or any Guarantor will merge into, or consolidate or amalgamate with, any other person, or permit any other person to merge into or consolidate with it, or sell, transfer (including by way of a license or sublicense, except as permitted by the IP License Agreement), lease, or otherwise dispose of (in one transaction or in a series of transactions) all or, except as expressly permitted hereunder, any part of its assets (whether now owned or hereafter acquired, and including for the avoidance of doubt, the PIK Toggle Notes, except as set forth herein), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Parent Guarantor, the Issuers or the Subsidiary Guarantors, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division or business unit of any other person.

Notwithstanding the foregoing, any Subsidiary Guarantor may consolidate or amalgamate with or merge into, wind up into or transfer all or part of its properties and assets to any of the Issuers.

Notwithstanding the foregoing and any other provision set forth herein, if the Issuers reasonably determine, in good faith, that material adverse economic consequences to the Issuers, the Guarantors and the Holders may be avoided by making a transfer of the PIK Toggle Notes, the Issuers or the Guarantors may transfer the PIK Toggle Notes they hold to a newly formed wholly-owned Subsidiary of the PIK Toggle Notes Issuer (or in lieu thereof may contemporaneously transfer such PIK Toggle Notes to a newly formed wholly-owned Subsidiary of the Issuers or Guarantors, and then transfer the Equity Interests in such Subsidiary to the PIK Toggle Notes Issuer), provided: (i) prior to or contemporaneously with the relevant transfer, the entity holding such PIK Toggle Notes (and any subsequent holder thereof) (the “PIK Holding Entity”) shall enter into (A) a security agreement on substantially the terms set forth in the Security Agreement granting to the Collateral Agent a first priority lien in the PIK Toggle Notes and (B) an intercreditor agreement on substantially the terms set forth in the Intercreditor Agreement, (ii) the PIK Holding Entity shall irrevocably grant to the Issuers and the Guarantors any and all rights to direct the PIK Holding Entity to take any action that the Issuers or Guarantors are permitted or required to take with respect to the PIK Toggle Notes hereunder, (iii) the PIK Holding Entity shall at all times be a passive holding company whose purpose is to hold the PIK Toggle Notes and whose only liabilities consist of obligations under this Indenture or under any other Indebtedness permitted by this Indenture and whose only assets consist of the PIK Toggle Notes, and (iv) prior to or contemporaneously with such transfer, the PIK Holding Entity shall become a Guarantor hereunder and execute and deliver a supplemental indenture to this Indenture, the form of which is attached as Exhibit E hereto, providing for a Guarantee by such PIK Holding Entity, and such PIK Holding Entity shall waive and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuers or any other Guarantor as a result of any payment by such PIK Holding Entity under its Guarantee.

SECTION 4.11.Transactions with Affiliates

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(a)None of the Issuers or the Guarantors will, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of Equity Interests of the Issuers or the Guarantors in a transaction, unless such transaction is otherwise permitted (or required) under this Indenture.

(b)	The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i)the IP License Agreement,

(ii)Restricted Payments permitted under Section 4.07, including payments to J. Crew Group,

(iii)Permitted Investments, or

(iv)the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Issuers and the Guarantors in the ordinary course of business.

SECTION 4.12.Liens

.  None of the Issuers or the Guarantors will, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including the Issuers) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a)any Lien on Collateral securing any Permitted Indebtedness, subject at all times to the Intercreditor Agreement, and provided that, in each case, on or before any such Indebtedness or other Obligations are incurred and secured with a Lien pursuant to this clause (a), the applicable Authorized Representative with respect to such Indebtedness enters into the Intercreditor Agreement;

(b)Liens that are contractual rights of set off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, or (ii) relating to pooled deposit or sweep accounts of the Issuers to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuers;

(c)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights;

(d)solely to the extent constituting a “Lien”, any license granted pursuant to any credit facility of the type contemplated by Section 2.1 of the IP License Agreement;

(e)solely to the extent constituting a “Lien”, the exclusive license granted to J. Crew International, Inc. under the IP License Agreement;

(f)Liens imposed by law for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(g)Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(h)deposits made in the ordinary course of business to secure liability to insurance carriers;

(i)Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01 hereof;

(j)Liens (a) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection and (b) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(k)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(l)pledges or deposits by such Person under insurance related obligations, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes, in each case incurred in the ordinary course of business;

(m)Liens securing obligations in respect of any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing or credit or debit card, purchase card, electronic funds transfer and other cash management arrangements; or

(n)Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching other brokerage accounts incurred in the ordinary course of business and not for speculative purposes.

SECTION 4.13.Company Existence

.  Each of the Issuers and each Guarantor shall, do or cause to be done all things necessary to preserve and keep in full force and effect its company existence in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers and the Guarantors, as applicable.

Each of the Issuers and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Special Purpose Entity.

Except where the failure to do so would not reasonably be expected to be materially adverse to the Holders, each of the Issuers and the Guarantors shall do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises and authorizations necessary to the normal conduct of its business, and (ii) at all times maintain and preserve all tangible property necessary to the normal conduct of its business (in each case except as expressly permitted by this Indenture).

Each of the Issuers and the Guarantors shall do or cause to be done all things necessary to preserve, maintain, prosecute, protect and enforce the Intellectual Property (other than the abandonment or discontinued use of de minimis Intellectual Property pursuant to Section 4.02(h) of the Security Agreement) and perform under each IP License Agreement, to the extent a party thereto.

The foregoing shall not limit a transaction permitted by Section 4.10.

SECTION 4.14.Offer to Repurchase Upon Change of Control

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(a)If a Change of Control occurs, unless the Issuers have previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuers shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Prior to or within 30 days following any Change of Control, the Issuers shall deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the Applicable Procedures with the following information:

(1)that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2)the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), subject to extension (in the case where such notice is mailed or otherwise delivered prior to the occurrence of the Change of Control) in the event that the occurrence of the Change of Control is delayed;

(3)that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered.  The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8)if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9)the other instructions, as determined by the Issuers, consistent with this Section 4.14, that a Holder must follow in order to have its Notes repurchased.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Indenture by virtue thereof.

(b)On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law:

(1)accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(c)The Issuers shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(d)Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e)Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to Sections  3.02, 3.05 and 3.06 hereof, and references therein to “redeem,” “redemption,” “Redemption Date” and similar words shall be deemed to refer to “purchase,” “repurchase,” “purchase date” and similar words, as applicable.

(f)The Issuers’ obligation to make an offer to repurchase the Notes pursuant to this Section 4.14 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

SECTION 4.15.PIK Toggle Notes

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With respect to any PIK Toggle Notes owned by any of the Issuers or the Guarantors (the “Purchased PIK Toggle Notes”):

(a)none of the Issuers or any Guarantor shall consent to, propose or otherwise direct or allow the PIK Toggle Notes Trustee to effectuate any amendments, supplements, consents or waivers with respect to the PIK Toggle Notes or the PIK Toggle Notes Indenture, except as provided in Section 4.15(b) hereof; and

(b)on the Business Day immediately prior to the original stated maturity date of the PIK Toggle Notes, the Issuers and the Guarantors, as applicable, shall consent, and shall direct the PIK Toggle Notes Trustee to consent, to extending the maturity date for the Purchased PIK Toggle Notes, in accordance with the terms of the PIK Toggle Notes Indenture, to a date that is six months after the maturity date of the Notes, such consent and extension to become effective as of the original stated maturity date of the PIK Toggle Notes.

SECTION 4.16.[Reserved]

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SECTION 4.17.Further Assurances; Additional Security

. None of the Issuers or any Guarantor shall take any action, or omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Collateral Agent, the Trustee and the Holders except as expressly set forth in, or permitted by, the Notes Documents.

Each Issuer and each of the Guarantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, financing statements, notices and other documents, and take such other actions required under the Security Documents, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Notes Documents for the benefit of the Secured Parties; provided, that no such Security Document, instrument or other document shall be materially more burdensome upon the Issuers and the Guarantors than the Notes Documents executed and delivered by the Issuers and the Guarantors in connection with the issuance of the Notes on or about the Issue Date.

SECTION 4.18.Sale and Lease-back Transactions

. None of the Issuers or any Guarantor shall enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, in each case, whether or not treated as a “sale-leaseback” under GAAP.

SECTION 4.19.Investments, Loans and Advances

. None of the Issuers or the Guarantors shall purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or guarantees of the obligations of, or make or permit to exist any investment or any other interest in, any other person (other than (a) in or to the Issuers or a Guarantor, (b) investments in cash and Cash Equivalents, (c) holding any PIK Toggle Notes in connection with the Exchange Offer settled on the Issue Date concurrently with the Issue Date Transactions or (d) any investment made using cash consisting of loans to J. Crew Operating Corp. funded with any amount that would otherwise be permitted to be distributed as a Restricted Payment pursuant to Section 4.07(a) (the foregoing clauses (a) through (d), collectively, “Permitted Investments”)).

SECTION 4.20.Business

. Notwithstanding any other provisions hereof, none of the Issuers or the Guarantors shall engage at any time in any business or activity other than ownership of the Licensed Marks, the performance of its obligations under the Notes Documents and any Permitted Refinancing Indebtedness and activities incidental or related thereto.

SECTION 4.21.Limitation on Modifications of Organizational Documents and Certain Other Agreements

. None of the Issuers or the Guarantors shall amend or modify in any manner materially adverse to the Holders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Holders), its applicable articles or certificate of incorporation, bylaws, limited liability company operating agreement, partnership agreement or other organizational documents.

SECTION 4.22.Subsidiaries

. None of the Issuers or the Guarantors shall, directly or indirectly form, create, organize, incorporate or acquire any subsidiaries.

SECTION 4.23.Intellectual Property; IP License Agreement

. None of the Issuers or the Guarantors shall:

(a)directly or indirectly, sell, transfer, convey, assign, abandon, allow to lapse, fail to renew or otherwise dispose of any Intellectual Property (other than the abandonment or discontinued use of de minimis Intellectual Property pursuant to Section 4.02(h) of the Security Agreement);

(b)fail to enforce its rights and perform its obligations under any IP License Agreement in a manner materially adverse to IPCo or the Holders; or

(c)amend, amend and restate, supplement or otherwise modify any IP License Agreement, or waive any of the terms, covenants, representations warranties or conditions therein, or agree to do any of the foregoing, without the prior consent of Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding, voting as a single class.

SECTION 4.24.Parent Guarantor Covenant

. The Parent Guarantor covenants and agrees that, (a) the Parent Guarantor will not create, incur, assume or permit to exist any Lien on any of the Equity Interests issued by the Issuers other than the Liens created under the Notes Documents, (b) the Parent Guarantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, (c) the Parent Guarantor shall at all times own directly 100% of the Equity Interests of the LLC Issuer and indirectly 100% of the Equity Interests of the Corporate Issuer and shall not sell, transfer or otherwise dispose of the Equity Interests in any of the Issuers and (d) Parent Guarantor will maintain its passive holding company status.

Article V

Collateral and security

SECTION 5.01.Security Interest

. The due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Issuers and the Guarantors to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral), and the Intercreditor Agreement, in each case as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Trustee and the Collateral Agent to enter into the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers and the Guarantors will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers and the Guarantors will take any and all actions required under the Security Documents to cause the Security Documents to create and maintain, as security for the Obligations of the Issuers and the Guarantors hereunder, a valid and enforceable perfected First Priority Lien in and on all the Collateral (subject to the Intercreditor Agremeent), in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders of Notes,  superior to and prior to the rights of all third Persons and subject to no Liens, in each case, other than Permitted Liens (excluding Permitted Liens described in Section 4.12(a)).

SECTION 5.02.Recording and Opinions

. The Issuers will furnish to the Trustee and the Collateral Agent simultaneously with the execution and delivery of this Indenture an Opinion of Counsel stating that, in the opinion of such counsel, assuming the filing of the applicable financing statements in the filing office of the relevant jurisdiction, the security interest intended to be created by the Collateral Agreement in the Collateral is perfected, to the extent such Lien can be perfected by the filing of financing statements, and a customary Opinion of Counsel with respect to the creation of the security interest of the Collateral Agent in the Collateral.

SECTION 5.03.After-Acquired Property.

The Issuers and the Guarantors shall grant to the Collateral Agent, for the benefit of itself, the Trustee and the Holders of the Notes, a lien on assets or property acquired by any of the Issuers or a Guarantor after the Issue Date, which would have constituted Collateral had such assets and property been owned by any of the Issuers or such Guarantor on the Issue Date, in each case to the extent required by, and as provided in, the Security Documents.

SECTION 5.04.Release of Collateral

(a)Liens securing the Notes will be released upon the receipt by the Trustee and the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel certifying that one of the following events has occurred and that all conditions precedent thereto under this Indenture have been met (it being understood in the case of clause (i) below that such conditions precedent consist of the receipt by the Trustee or Paying Agent of money in an amount sufficient to pay in full in cash all Obligations on the Notes issued under this Indenture):

(i)payment in full in cash of principal, interest and all other Obligations on the Notes issued under this Indenture; or

(ii)Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Articles VIII and XI hereof.

(b)In addition, (i) in the case of any disposition of any asset permitted by the Notes Documents to any Person that is not an Issuer or a Guarantor, upon the receipt by the Trustee and the Collateral Agent of an Officer’s Certificate specifying such asset and certifying such disposition is permitted under the Notes Documents, the Lien on such asset securing the Notes shall be released and (ii) in the case of any release of a Guarantor from its Guaranty in accordance with Section 10.06, upon the receipt by the Trustee and the Collateral Agent of an Officer’s Certificate specifying such Guarantor and certifying such release is permitted under the Notes Documents, the Lien on the assets of such Guarantor securing the Notes shall be released.

(c)Each of the releases specified in Sections 5.04(a) and (b) shall be effected by the Collateral Agent at the direction of the Trustee without the consent of the Holders. Upon receipt of such Officer's Certificate and Opinion of Counsel (if requested), the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

(d)At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders of Notes.

SECTION 5.05.Authorization of Actions to Be Taken by the Trustee Under the Security Documents

(a)Subject to the provisions of Section 7.01 and 7.02 hereof, if an Event of Default occurs and is continuing, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(i)enforce any of the terms of the Security Documents; and

(ii)collect and receive any and all amounts payable in respect of the Obligations of the Issuers and Guarantors hereunder.

The Trustee shall have power to institute and maintain such suits and proceedings as it may deem reasonably expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

(b)The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence (or gross negligence in the case of the Collateral Agent) or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuers and Guarantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Notwithstanding the foregoing, neither the Trustee nor the Collateral Agent shall have responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents relating to the Notes or otherwise

SECTION 5.06.Authorization of Receipt of Funds by the Trustee Under the Security Documents

. The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

SECTION 5.07.Termination of Security Interest

. Upon the full and final payment and performance of all Obligations of the Issuer under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Articles VII and XI hereof, the Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents pursuant to Section 5.04.

SECTION 5.08.Collateral Agent.

(a)The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents or sub-agents as it deems necessary or appropriate.

(b)Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, continuation, maintenance or protection of any Lien securing Notes Obligations or otherwise granted in connection with the Transactions, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing Notes Obligations or the Security Documents or any delay in doing so.

(c)The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture).  Except as directed by the Trustee as required or permitted by this Indenture and any other representatives or pursuant to the Security Documents or the Intercreditor Agreement, the Collateral Agent will not be obligated:

(i)to act upon directions purported to be delivered to it by any other Person;

(ii)to foreclose upon or otherwise enforce any Lien securing Notes Obligations; or

(iii)to take any other action whatsoever with regard to any or all of the Liens securing Notes Obligations (or any Lien), Security Documents or Collateral.

(d)The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens securing Notes Obligations or the Security Documents.

(e)In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof.

(f)The Holders agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by this Indenture and the Security Documents.  Furthermore, each Holder, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform each of the Intercreditor Agreement and Security Documents in each of its capacities thereunder.

(g)At all times when the Trustee is not itself the Collateral Agent, the Issuers will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to this Indenture and the Security Documents.

Article VI

DEFAULTS AND REMEDIES

SECTION 6.01.Events of Default

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An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)failure by any of the Issuers or any of the Guarantors for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 25.0% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) of this Section 6.01) contained in this Indenture, the Notes or the Security Documents;

(4)default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any of the Guarantors or the payment of which is guaranteed by the Issuers or any of the Guarantors, other than Indebtedness owed to any of the Issuers or the Guarantors, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

(5)failure by the Issuers or any of the Guarantors to pay final judgments aggregating in excess of $1,000,000 (net of amounts covered by insurance policies issued by reputable and creditworthy insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 30 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)the Issuers or any of the Guarantors, pursuant to or within the meaning of any Bankruptcy Law:

(i)commences proceedings to be adjudicated bankrupt or insolvent;

(ii)consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)makes a general assignment for the benefit of its creditors; or

(v)generally is not paying its debts as they become due;

(7)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)is for relief against any of the Issuers or any of the Guarantors, in a proceeding in which any of the Issuers or any such Guarantor, is to be adjudicated bankrupt or insolvent;

(ii)appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of any of the Issuers or any of the Guarantors, or for all or substantially all of the property of any of the Issuers or any of the Guarantors; or

(iii)orders the liquidation of any of the Issuers or any of the Guarantors;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(8)(i) the Guarantee of any Guarantor shall for any reason cease to be in full force and effect or be declared null and void in a final non-appealable judgment of a court of competent jurisdiction or any Officer of any Guarantor, as the case may be, denies in writing that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture, or (ii) the termination by the Supplemental Guarantor of its Supplemental Guarantee or any Officer of the Supplemental Guarantor denies in writing that it has any further liability under the Supplemental Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of such Supplemental Guarantee in accordance with this Indenture;

(9)so long as the Security Documents have not otherwise been terminated in accordance with their terms or the Collateral as a whole of the Issuers or any Guarantor has not otherwise been released from the Lien of the Security Documents in accordance with the terms thereof or hereof, (a) repudiation or disaffirmation by any of the Issuers or any Guarantor, or any Person acting on behalf of any of the Issuers or any Guarantor, of its obligations under the Security Documents or that any security interest in the Collateral is not a valid and perfected security interest; (b) the final, non-appealable determination in a judicial proceeding that all or any material portion of the Security Documents, taken as a whole, are unenforceable or invalid, for any reason, against any of the Issuers or any

Guarantor; (c) the Security Documents cease to create, or any Lien purported to be created by any Security Document ceases to be, a valid and perfected lien, with the priority required by the Security Documents on and security interest in any material portion of the Collateral purported to be covered thereby; or (d) the Issuers and Guarantors cease to own the IP Collateral of the Issuers and the Guarantors as of the Issue Date (other than in the case of the abandonment or discontinued use of de minimis Intellectual Property pursuant to Section 4.02(h) of the Security Agreement);

(10)termination of any IP License Agreement, or the failure by J. Crew International, Inc. and J. Crew Operating Corp. to assume any IP License Agreement and continue to perform thereunder consistent with section 365 of Bankruptcy Law within 60 days following the occurrence of an “Event of Default” (as defined under the Term Loan Agreement) pursuant to Section 8.01(f) of the Term Loan Agreement (or any successor provision thereto);

(11)failure by J. Crew Operating Corp. to make any semi-annual licensing payment under any IP License Agreement, within 30 days of when such payment is due pursuant to Section 4.2 of the IP License Agreement;

(12)consent by any of the Issuers or the Guarantors to, or the enactment or effectuation of, any amendment, supplement, consent or waiver, except in accordance with Section 4.15(b) hereof or except for those of the type set forth in Section 9.01 hereof, to the PIK Toggle Notes or the PIK Toggle Notes Indenture; or

(13)the maturity date of the Purchased PIK Toggle Notes shall not have been extended to a date that is six months after the maturity date of the Notes, by the original stated maturity date of the PIK Toggle Notes.

SECTION 6.02.Acceleration

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If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 hereof with respect to any of the Issuers or any Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25.0% in principal amount of the then total outstanding Notes may, by written notice to the Issuers, declare all the then outstanding Notes to be due and payable immediately.  Upon the effectiveness of such declaration, Holders of the Notes will be entitled, notwithstanding such acceleration, maturity of such Notes of the commencement of bankruptcy, insolvency or liquidation proceedings or any other event of the nature described in clauses (6) or (7) above, and irrespective of how such Notes are subsequently paid or redeemed (including any distribution pursuant to a plan of reorganization), to the payment of all amounts that would have been due upon redemption of the Notes if the Issuers redeemed the Notes at their option at such time pursuant to Section 3.07 hereof, which, for the avoidance of doubt, shall be 100% of the principal amount of Notes at such time plus the Applicable Premium (calculated as though such date were the Redemption Date), and accrued and unpaid interest, if any, to, such time, without prejudice to the rights of such Holders to receive any further accrued and unpaid interest from such date to the date of payment.  The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in the Holders’ interest.  The Trustee shall have no obligation to accelerate the Notes if, in the best judgment of the Trustee, acceleration is not in the best interests of the Holders.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01 hereof with respect to any of the Issuers or any of the Guarantors, all outstanding Notes shall be due and payable immediately without further action or notice, and Holders of the Notes will be entitled, notwithstanding such acceleration, maturity of such Notes of the commencement of bankruptcy, insolvency or liquidation proceedings or any other event of the nature described in clauses (6) or (7) above, and irrespective of how such Notes are subsequently paid or redeemed (including any distribution pursuant to a plan of reorganization), to the payment of all amounts that would have been due upon redemption of the Notes if the Issuers redeemed the Notes at their option at such time pursuant to Section 3.07 hereof, which, for the avoidance of doubt, shall be 100% of the principal amount of Notes at such time plus the Applicable Premium (calculated as though such date were the Redemption Date), and accrued and unpaid interest, if any, to, such time, without prejudice to the rights of such Holders to receive any further accrued and unpaid interest from such date to the date of payment.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind any acceleration with respect to the Notes and its consequences if such rescission would not conflict with any judgment of a court of competent jurisdiction and if all existing Events of Default (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.Other Remedies

.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.Waiver of Past Defaults

.  Subject to Section 6.02 hereof, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder (except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder) (including in connection with a Change of Control Offer).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.Control by Majority

.  Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

SECTION 6.06.Limitation on Suits

.  Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)Holders of at least 25.0% in principal amount of the then outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3)Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a written direction inconsistent with such written request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07.Rights of Holders to Receive Payment

.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.Collection Suit by Trustee

.  If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.Restoration of Rights and Remedies

.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.10.Rights and Remedies Cumulative

.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11.Delay or Omission Not Waiver

.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12.Trustee May File Proofs of Claim

.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.13.Priorities

.  If the Trustee, Collateral Agent or any Agent collects any money or property pursuant to this Article VI, it shall pay out the money in the following order:

(i)to the Trustee, Collateral Agent, and any such Agent, their agents and attorneys for amounts due under Section 7.07 hereof and under the Security Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, Collateral Agent or such Agent and the costs and expenses of collection;

(ii)to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)to the Issuers or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.

SECTION 6.14.Undertaking for Costs

.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

Article VII

TRUSTEE

SECTION 7.01.Duties of Trustee

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(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)Except during the continuance of an Event of Default:

(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.Rights of Trustee

.

(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers and the Guarantors, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

(f)None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)[Reserved]

(k)Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(l)The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

(m)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o)The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03.Individual Rights of Trustee

.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any of their Affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.Trustee’s Disclaimer

.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.Notice of Defaults

.  If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver to Holders a notice of the Default within 90 days after it occurs.  Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.[Reserved]

SECTION 7.07.Compensation and Indemnity

.  The Issuers shall, jointly and severally, pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The

Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall, jointly and severally, reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee and its officers, directors, employees, agents and any predecessor trustee and its officers, directors, employees and agents for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers or any Guarantor (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuers or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except for money or property held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.Replacement of Trustee

.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(A)the Trustee fails to comply with Section 7.10 hereof;

(B)the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(C)a custodian or public officer takes charge of the Trustee or its property; or

(D)the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10.0% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.Successor Trustee by Merger, etc

.  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.Eligibility; Disqualification

.  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.11.Collateral Agent

.  All of the rights, protections and immunities, including the right to indemnification, granted to the Trustee in this Article 7 shall be applicable to the Collateral Agent.

Article VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.Option to Effect Legal Defeasance or Covenant Defeasance

.  The Issuers may, at their option and at any time, elect to have either Section 8.2 or 8.03 hereof applied to all outstanding Notes and all obligations of the Guarantors with respect to the Guarantees and the obligations of the Supplemental Guarantor with respect to the Supplemental Guarantee upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02.Legal Defeasance and Discharge

.  Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees and the Supplemental Guarantee, if any, on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof, and to have satisfied all its other obligations under such Notes and this Indenture (including curing all then existing Events of Default) including that of any Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same) and under the Security Documents, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(A)the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(B)the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(C)the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(D)this Section 8.02.

Subject to compliance with this Article VIII, the Issuers may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.Covenant Defeasance

.  Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09,  4.11, 4.12, 4.13, 4.14, 4.18 and 4.19 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Guarantees and the Supplemental Guarantee the Issuers and the Guarantors and the Supplemental Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and the Guarantees and the Supplemental Guarantee, if any, shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (solely with respect to the covenants that are released upon a Covenant Defeasance), 6.01(4), 6.01(5), 6.01(6) (solely with respect to the Issuers and the Guarantors), 6.01(7) (solely with respect to the Issuers and the Guarantors) and 6.01(8), 6.01(9), 6.01(10), 6.01(11), 6.01(12) and 6.01(13) hereof shall not constitute Events of Default.

SECTION 8.04.Conditions to Legal or Covenant Defeasance

.  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to maturity or to a particular Redemption Date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption.  Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions

(A)the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling or

(B)since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which, any of the Issuers or any Guarantor is a party or by which any of the Issuers or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6)the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7)the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(8)the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, an Opinion of Counsel required by the immediately preceding paragraph with respect to Legal Defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

All of the Collateral will be released from the Lien securing the Notes, as provided under Section 5.04 hereof, upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

SECTION 8.05.Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions

.  Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.Repayment to Issuers

.  Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by any of the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

SECTION 8.07.Reinstatement

.  If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes and the Guarantees and the Supplemental Guarnatee, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.Without Consent of Holders

.  Notwithstanding Section 9.02 hereof, the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture and any Guarantee or the Supplemental Guarantee or Notes or the Security Documents without the consent of any Holder:

(1)to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)to comply with Section 4.10 hereof;

(4)to provide the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5)to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(6)to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(7)to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if such qualification is required;

(8)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee hereunder pursuant to the requirements hereof;

(9)to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10)to add a Guarantor under this Indenture in accordance with the terms of this Indenture;

(11)[Reserved];

(12)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13)to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(14)to add additional assets as Collateral; or

(15)to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents.

Upon the request of the Issuers accompanied by a resolution of their respective boards of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof (to the extent requested by the Trustee), the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall have the right, but not be obligated to, enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.With Consent of Holders

.  Except as provided below in this Section 9.02, the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes and the Guarantees and the Supplemental Guarantee or the Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, any Guarantees, the Supplemental Guarantee or the Notes or any Security Document may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of their respective boards of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers (and, in respect of any Guarantee or the Supplemental Guarantee, the applicable Guarantors and the Supplemental Guarantor) in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)reduce the principal of or change the fixed final maturity of any such Note or reduce the premium payable upon the redemption of such Notes (other than provisions relating to Section 4.14 hereof); provided, that any amendment to the notice requirements may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes prior to giving of any notice;

(3)reduce the rate of or change the time for payment of interest on any Note;

(4)waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee or the

Supplemental Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)make any Note payable in money other than that stated therein;

(6)make any change in the provisions of this Indenture relating to waivers of past Defaults;

(7)make any change in these amendment and waiver provisions;

(8)impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10)except as expressly permitted by this Indenture, modify the Security Documents, the Guarantees of any Guarantor or the Supplemental Guarantee in any manner materially adverse to the Holders.

In addition, without the consent of the Holders of Notes of at least 66 2/3% in principal amount of the Notes then outstanding, (i) no amendment, supplement or waiver may release all or substantially all of the Collateral other than in accordance with this Indenture and the Security Documents and (ii) no amendment or waiver may be made to the provisions of Section 2.08 or Section 2.11.

SECTION 9.03.[Reserved]

.

SECTION 9.04.Revocation and Effect of Consents

.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05.Notation on or Exchange of Notes

.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.Trustee to Sign Amendments, etc

.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuers may not sign an amendment, supplement or waiver until the boards of directors of the Issuers approve it.  In executing any amendment, supplement or waiver, the Trustee shall receive, and shall be fully protected in relying conclusively upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

SECTION 9.07.Payment for Consent

.  None of the Issuers or the Guarantors shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, the Issuers and the Guarantors  shall  be  permitted,  in  any  offer  or  payment  of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture, to exclude Holders in any jurisdiction or any category of Holders where (1) the solicitation of such consent, waiver or amendment, including in connection with any tender or exchange offer, or (2) the payment of the consideration therefor, could reasonably be interpreted as requiring the Issuers or any Guarantor to file a registration statement, prospectus or similar document under any applicable securities laws or listing requirements (including, but not limited to, the United States federal securities laws and the laws of the European Union or any of its member states), which the Issuers in their sole discretion reasonably determine (acting in good faith) (a) would be materially burdensome (it being understood that it would not be materially burdensome to file the consent documents used in other jurisdictions, any substantially similar documents or any summary thereof with the securities or financial services authorities in such jurisdiction); or (b) such solicitation would otherwise not be permitted under applicable law in such jurisdiction or with respect to such category of Holders.

Article X

GUARANTEES

SECTION 10.01.Guarantee

.  Each Guarantor, subject to this Article X, hereby, jointly and severally, irrevocably and unconditionally guarantees, on a secured senior basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder, that:  (a) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. The guaranteed Obligations of all Guarantors shall be secured by security interests (subject to Permitted Liens and Liens permitted by Section 4.12) in the Collateral owned by such Guarantor pursuant to the terms of the Security Documents (but subject to the terms and conditions of the Security Documents).

Each Guarantor agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the Obligations of the Issuers hereunder and under the Notes).  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by full payment of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.

Each Guarantor hereby also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid either to the Trustee or such Holder, then this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of such Guarantee.  The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, if any, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Guarantor shall be a senior first-lien secured obligation of such Guarantor and shall be senior in right of payment to all existing and future senior  or secured Indebtedness of such Guarantor.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Supplemental Guarantee Agreement, and authorizes and directs the Trustee to enter into the Supplemental Guarantee Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

SECTION 10.02.Limitation on Guarantor Liability

.  Each Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law affecting the rights of creditors generally to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.03.Execution and Delivery

.  To evidence its Guarantee set forth in Section 10.01 hereof, an authorized Officer of each Guarantor hereunder as of the Issue Date shall execute this Indenture, and an authorized Officer of each Person that otherwise becomes a Guarantor hereunder in accordance with Section 4.10 hereof shall execute and deliver to the Trustee a supplemental indenture in substantially the form of Exhibit E hereto.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture or any supplemental indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04.Subrogation

.  Each Guarantor is hereby subrogated to all rights of Holders against the Issuers in respect of any amounts paid by any Guarantor pursuant to Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

SECTION 10.05.Benefits Acknowledged

.  Each Guarantor hereby acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.06.Release of Guarantees

.  A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(1)the exercise by the Issuers of their Legal Defeasance option or Covenant Defeasance option in accordance with Article VIII hereof or the discharge of the Issuers’ obligations under this Indenture in accordance with the terms of this Indenture; and

(2)the Issuers delivering to the Trustee an Officer’s Certificate of such Guarantor and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Article XI

SATISFACTION AND DISCHARGE

SECTION 11.01.Satisfaction and Discharge

.  This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1)all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(A)all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption.  Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(B)the Issuers have paid or caused to be paid all sums payable by it under this Indenture; and

(C)the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive such satisfaction and discharge.

SECTION 11.02.Application of Trust Money

.  Subject to Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or a Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article XII

MISCELLANEOUS

SECTION 12.01.Security Interest Absolute

.  All rights of each Agent hereunder, the security interest in the Collateral as described in Article V and all obligations of each of the Issuers and the Guarantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of this Indenture or any of the other Notes Documents, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from this Indenture, any of the other Notes Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Issuers or any Guarantors in respect of the Obligations or this Indenture (other than a defense of payment or performance).

SECTION 12.02.Notices

.  Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax, electronic mail (in “.pdf” format) or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

770 Broadway 10th Floor

New York, NY 10003

Attention: General Counsel

Fax No.: 212-209-8175

Email: OfficeoftheGeneralCounsel@jcrew.com

If to the Trustee:

U.S. Bank National Association
100 Wall Street, 16th F1.
New York, NY 10005
Attention:  Christopher Grell
Fax No.:  212-361-6153 or 212-809-4993
christopher.grell@usbank.com

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; on the first date on which publication is made or electronic delivery or fax is made; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be electronically delivered, mailed by first-class mail, postage prepaid, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register kept by the Registrar.  Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, such notice or communication shall be deemed duly given, whether or not the addressee receives it.

If the Issuers deliver a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

SECTION 12.03.Communication by Holders with Other Holders

.  Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

SECTION 12.04.Certificate and Opinion as to Conditions Precedent

.  Except as otherwise provided herein, upon any request or application by the Issuers or any of the Guarantors to the Trustee to take any action under this Indenture (other than as set forth in the last sentence of Section 9.06 and with respect to clause (B) below, in connection with the issuance of the Initial Notes on the Issue Date) or the Security Documents, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(A)An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or the Security Documents relating to the proposed action have been satisfied; and

(B)An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.Statements Required in Certificate or Opinion

.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:

(A)a statement that the Person making such certificate or opinion has read such covenant or condition;

(B)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(C)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(D)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, any Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.06.Rules by Trustee and Agents

.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.No Personal Liability of Directors, Officers, Employees and Stockholders

.  No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuers or any Guarantor or any of their parent companies (other than the Issuers and any Guarantors) shall have any liability for any obligations of the Issuers or any Guarantors under the Notes, any Guarantees or the Supplemental Guarantee, this Indenture or any supplemental indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08.Governing Law

.  THIS INDENTURE, THE NOTES, THE SUPPLEMENTAL GUARANTEE AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09.Waiver of Jury Trial

.  EACH OF THE ISSUERS, THE GUARANTORS, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.10.Force Majeure

.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 12.11.No Adverse Interpretation of Other Agreements

.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or the Guarantors or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.Successors

.  All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.

SECTION 12.13.Severability

.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14.Counterpart Originals

.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or electronic (in “.pdf” format) transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic (in “.pdf” format) transmission shall be deemed to be their original signatures for all purposes.

SECTION 12.15.Table of Contents, Headings, etc

.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.16.[Reserved]

SECTION 12.17.U.S.A. Patriot Act

.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

ISSUERS

J. CREW BRAND, LLC

By:  /s/ Vincent Zanna

Name:Vincent Zanna

Title: SVP, Finance and Treasurer

J. CREW BRAND CORP.

By:  /s/ Vincent Zanna

Name:Vincent Zanna

Title: SVP, Finance and Treasurer

GUARANTORS

J. CREW BRAND INTERMEDIATE, LLC

By:  /s/ Vincent Zanna

Name:Vincent Zanna

Title: SVP, Finance and Treasurer

J. CREW DOMESTIC BRAND, LLC

By:  /s/ Vincent Zanna

Name:Vincent Zanna

Title: SVP, Finance and Treasurer

J. CREW INTERNATIONAL BRAND, LLC

By:  /s/ Vincent Zanna

Name:Vincent Zanna

Title: SVP, Finance and Treasurer

[J. Crew Brand, LLC Indenture Signature Page]

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:  /s/ Christopher J. Grell

Name:Christopher J. Grell

Title: Vice President

[J. Crew Brand, LLC Indenture Signature Page]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP ____________

ISIN ____________

[RULE 144A][REGULATION S] GLOBAL NOTE

13.00% Senior Secured Notes due 2021

No. ___	US$____________*

J. Crew Brand, LLC (the “LLC Issuer”) and J. Crew Brand Corp. (the “Corporate Issuer” and, together with the LLC Issuer, the “Issuers,” and each, an “Issuer”) promise to pay to Cede & Co. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Notes attached hereto] [of __________________________________________________ DOLLARS] on September 15, 2021.

Interest Payment Dates:  [March 15] and [September 15], commencing on [September 15, 2017].

Record Dates:  [March 1] and [September 1]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Dated:  ________________, 2017

* This Global Note represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon, the initial amount of which is specified on the “Schedule of Exchanges of Interests in the Global Note” attached hereto, which may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

J. Crew Brand LLC, as Issuer

By:

Name:

Title:

J. Crew Brand Corp., as Issuer

By:

Name:

Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:

Authorized Signatory

[Back of Note]
13.00% Senior Secured Note due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.INTEREST.  The Issuers, jointly and severally, promise to pay interest on the principal amount of this Note at a rate of 13.00% per annum from the most recent date to which interest has been paid or provided for, or, if no interest has been paid, from [ISSUE DATE].  The Issuer will pay interest on this Note semi-annually in arrears on [March 15] and [September 15] of each year, commencing [September 15, 2017] or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  The Issuers will make each interest payment to the Holder of record of this Note on the immediately preceding [March 1] and [September 1] (each, a “Record Date”).  Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Principal, interest and premium, if any, on the Notes shall be payable entirely in cash.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.METHOD OF PAYMENT.  The Issuers shall pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained pursuant to Section 4.02 of the Indenture or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register; provided that (1) all payments of principal, premium, if any, and interest with respect to the Notes represented by Global Notes registered in the name of, or held by, DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof, and (2) all payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to the Holders.  The Issuers or any of their domestic Subsidiaries may act in any such capacity.

4.INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of [], 2017 (the “Indenture”), among the Issuers, the Guarantors, the Trustee and the Collateral Agent.  The Issuers shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the Indenture.  The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. To the extent any provision of this Note conflicts with the express provisions of a Security Document, such Security Document shall govern and be controlling. The Notes are secured obligations of the Issuers on a joint and several basis.

Each Guarantor under the Indenture has, jointly and severally, irrevocably and unconditionally guaranteed, on a secured senior basis, to the extent set forth in, and subject to, the Indenture, that (a) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or under the Indenture shall be promptly paid in full, all in accordance with the terms hereof and of the Indenture; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Guarantees and the Indenture, and the limitations thereon, are expressly set forth in Article X of the Indenture.

5.	OPTIONAL REDEMPTION.
(a)

At any time prior to September 15, 2021, the Issuers may, at their option and on one or more occasions, redeem all or any portion of the Notes, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes redeemed, plus (ii) the Applicable Premium as of the Redemption Date, plus (iii) accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)	Except pursuant to clause 5(a) hereof, the Notes will not be redeemable at the Issuers’ option prior to September 15, 2021.
(c)	Any redemption pursuant to this paragraph 5 shall be made pursuant to Sections 3.01 through 3.06 of the Indenture.

6.MANDATORY REDEMPTION; OFFERS TO PURCHASE.   The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the

Notes.  However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under Section 4.14 of the Indenture.

The Notes are callable upon the occurrence of a Purchase Event (as defined in the Call Right Agreement), as further described in Section 3.09 of the Indenture.

7.NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, the Issuers shall deliver electronically, mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with Applicable Procedures, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII or Article XI of the Indenture.  The Issuers may provide in such notice  that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

8.OFFERS TO REPURCHASE.  Upon the occurrence of a Change of Control, the Issuers shall make a Change of Control Offer in accordance with Section 4.14 of the Indenture.

9.DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.  The transfer of Notes shall be registered and Notes may only be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not issue, exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not issue, exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or between a Record Date with respect to such Note and the next succeeding Interest Payment Date with respect to such Note.

10.SECURITY.  The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Intercreditor Agreement and the Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents and the Trustee to enter into the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith. Enforcement of the Security Documents is subject to the Intercreditor Agreement.

11.PERSONS DEEMED OWNERS.  The registered Holder shall be treated as its owner for all purposes.  Only registered Holders shall have rights hereunder and under the Indenture.

12.AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Guarantees, the Security Documents, the Supplemental Guarantee or the Notes may be amended or supplemented as provided in the Indenture.

13.DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default (other than an Event of Default specified in clauses (6) or (7) of Section 6.01 of the Indenture with respect to any of the Issuers or any Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes may, by written notice to the Issuers, declare all the then outstanding Notes to be due and payable immediately.  Upon the effectiveness of such declaration, Holders of the Notes will be entitled, notwithstanding such acceleration, maturity of such Notes of the commencement of bankruptcy, insolvency or liquidation proceedings or any other event of the nature described in clauses (6) or (7) of Section 6.01 of the Indenture, and irrespective of how such Notes are subsequently paid or redeemed (including any distribution pursuant to a plan of reorganization), to the payment of all amounts that would have been due upon redemption of the Notes if the Issuers redeemed the Notes at their option at such time pursuant to Section 3.07 of the Indenture, which, for the avoidance of doubt, shall be 100% of the principal amount of Notes at such time plus the Applicable Premium (calculated as though such date were the Redemption Date), and accrued and unpaid interest, if any, to, such time, without prejudice to the rights of such Holders to receive any further accrued and unpaid interest from such date to the date of payment.

Notwithstanding the foregoing, in the case of an Event of Default arising under clauses (6) or (7) of Section 6.01 of the Indenture with respect to any of the Issuers or any Guarantor, all outstanding Notes will become due and payable immediately without further action or notice, and Holders of the Notes will be entitled, notwithstanding such acceleration, maturity of such Notes of the commencement of bankruptcy, insolvency or liquidation proceedings or any other event of the nature described in clauses (6) or (7) of Section 6.01 of the Indenture, and irrespective of how such Notes are subsequently paid or redeemed (including any distribution pursuant to a plan of reorganization), to the payment of all amounts that would have been due upon redemption of the Notes if the Issuers redeemed the Notes at their option at such time pursuant to Section 3.07 of the Indenture, which, for the avoidance of doubt, shall be 100% of the principal amount of Notes at such time plus the Applicable Premium (calculated as though such date were the Redemption Date), and accrued and unpaid interest, if any, to, such time, without prejudice to the rights of such Holders to receive any further accrued and unpaid interest from such date to the date of payment.

Holders may not enforce the Indenture, the Notes or any Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder.  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within ten (10) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

14.AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15.GOVERNING LAW.  THE INDENTURE, THIS NOTE AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16.CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuers at the following address:

J. Crew Brand, LLC

770 Broadway

New York, NY 10003

Attention: General Counsel

Email: Maria.DiLorenzo@JCrew.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.14 of the Indenture, check the box below:

[   ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

$ _______________

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:  ______________________

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $___________.  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

_________________________

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

J. Crew Brand, LLC

770 Broadway 10th Floor

New York, NY 10003

Attention: General Counsel

Fax No.: 212-209-8175

Email: OfficeoftheGeneralCounsel@jcrew.com

U.S. Bank National Association
100 Wall Street, 16th FI.
New York, NY 10005
Attention:  Christopher Grell
Telephone No.:  212-951-6990
Fax No.:  212-361-6153 or 212-809-4993
Email:  christopher.grell@usbank.com

Re:	13.00% Senior Secured Notes due 2021

Reference is hereby made to the Indenture, dated as of July 13, 2017 (the “Indenture”), among the Issuers, the Guarantors, the Trustee and the collateral agent thereunder.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______________ in such Note[s] or interests (the “Transfer”), to(the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.

[   ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.	[ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR

RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.

[   ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT GLOBAL NOTE OR DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)[   ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)[   ] such Transfer is being effected to the Issuers or a Guarantor.

4.	[ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)[   ] CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)[   ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)[   ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:  ____________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)[   ] a beneficial interest in the:

(i)[   ] 144A Global Note (CUSIP:  [•]), or

(ii)[   ] Regulation S Global Note (CUSIP:  [•]), or

(b)[   ] a Restricted Definitive Note.

2.After the Transfer the Transferee will hold:

[CHECK ONE]

(a)[   ] a beneficial interest in the:

(i)[   ] 144A Global Note (CUSIP:  [•]), or

(ii)[   ] Regulation S Global Note (CUSIP:  [•]), or

(iii)[   ] Unrestricted Global Note (CUSIP:  [•]); or

(b)[   ] a Restricted Definitive Note; or

(c)[   ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

J. Crew Brand, LLC

770 Broadway 10th Floor

New York, NY 10003

Attention: General Counsel

Fax No.: 212-209-8175

Email: OfficeoftheGeneralCounsel@jcrew.com

U.S. Bank National Association
100 Wall Street, 16th FI.
New York, NY 10005
Attention:  Christopher Grell
Telephone No.:  212-951-6990
Fax No.:  212-361-6153 or 212-809-4993
Email:  christopher.grell@usbank.com

Re:	13.00% Senior Secured Notes due 2021

Reference is hereby made to the Indenture, dated as of July 13, 2017 (the “Indenture”), among the Issuers, the Guarantors, the Trustee and the collateral agent thereunder.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1)	EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES

a)[   ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note of the same series in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)[   ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)[   ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OF THE SAME SERIES.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note of the same series, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)[   ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE OF THE SAME SERIES.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note of the same series, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2)	EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED

DEFINITIVE NOTES OF THE SAME SERIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES OF THE SAME SERIES

a)[   ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE OF THE SAME SERIES.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note of the same series with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)[   ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE OF THE SAME SERIES.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [   ] 144A Global Note [   ] Regulation S Global Note of the same series, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and are dated ________________.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:  ____________________

EXHIBIT D

Supplemental Guarantee Agreement

Supplemental Guarantee Agreement (this “Agreement”), dated as of _______________, between Chinos Intermediate Holdings A, Inc., a Delaware corporation (the “the Supplemental Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of July 13, 2017, providing for the issuance of the Issuers’ 13.00% Senior Secured Notes due 2021 (the “Notes”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional guarantee of the Issuers’ and the Guarantors’ payment obligations under the Indenture, the Notes and the Guarantees, on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article X thereof, to the same extent of the Guarantee provided by the Guarantors thereunder, provided that the last sentence of Section 10.01 of the Indenture shall not apply to the Supplemental Guarantor, and provided, further, that the Supplemental Guarantor shall not be, or be deemed to be, a Guarantor for any purposes of the Indenture.

(3)No Recourse Against Others.  No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuers or any Guarantor or the Supplemental Guarantor or any of their parent companies (other than the Issuers, the Guarantors and the Supplemental Guarantor) shall have any liability for any obligations of the Issuers or the Guarantors or the Supplemental Guarantor under the Notes, any Guarantees, the Indenture or this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(4)Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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(5)Counterparts.  The parties may sign any number of copies of this Agreement.  Each signed copy shall be an original, but all of them together represent the same agreement.  This Agreement may be executed in multiple counterparts, which, when taken together, shall constitute one instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or electronic (in “.pdf” format) transmissions shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic (in “.pdf” format) transmission shall be deemed to be their original signatures for all purposes.

(6)Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Supplemental Guarantor.

(8)Successors.  All agreements of the Supplemental Guarantor in this Agreement shall bind its successors, except as otherwise provided in this Agreement.  All agreements of the Trustee in this Agreement shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

Chinos Intermediate Holdings A, Inc.

By:__________________

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:__________________

Name:

Title:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE GUARANTOR

Supplemental Indenture (this “Supplemental Indenture”), dated as of _______________, among _____________________ (the “PIK Holding Entity”), and U.S. Bank National Association, as trustee and collateral agent (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of July 13, 2017, providing for the issuance of the Issuers’ 13.00% Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the PIK Holding Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the PIK Holding Entity shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)

Agreement to Guarantee.  The PIK Holding Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article X thereof, and acknowledges and agrees that it shall be a “Guarantor” (as defined in the Indenture) under the Indenture.

(3)

No Recourse Against Others.  No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuers or any Guarantor or any of their parent companies (other than the Issuers and the Guarantors) shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(4)	Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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(5)

Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (in “.pdf” format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic (in “.pdf” format) transmission shall be deemed to be their original signatures for all purposes.

(6)	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)

The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the PIK Holding Entity.

(8)

Successors.  All agreements of the PIK Holding Entity in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[PIK HOLDING ENTITY]

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:

Name:

Title:

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